Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-19
*CUSIP:        21988G742       Class     A-1
               21988GAR7       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of          December 15, 2004.....                             $0.00
         Scheduled Income received on securities.....             $1,125,023.50
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$1,125,000.00
         Distribution to Class A-2 Holders.....                          -$0.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                   -$23.50
Balance as of         June 15, 2005.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         December 15, 2004.....                              $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of         June 15, 2005.....                                  $0.00


             UNDERLYING SECURITIES HELD AS OF       June 15, 2005

            Principal
              Amount                                Title of Security
            ---------                               -----------------
           $27,109,000       Delta Air Lines, Inc. 8.30% Notes due December 15,
                             2029
                             *CUSIP:        247361YG7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.